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                                                                  EXHIBIT 10.2



                             EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into effective the 1st day of October, 1996 and between Vicom, Incorporated ("Employer") and Marvin Frieman ("Employee").

WITNESSETH:

WHEREAS, Employer desires to employ in the capacity and on the terms and conditions hereinafter set forth, and Employee has agreed to accept such employment.

NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties hereto agree as follows:

     1. EMPLOYMENT RELATIONSHIP. Employer hereby employs Employee as an officer of Employer. Employee accepts such employment and agrees to perform such duties as may be reasonably requested by Employer, as directed by Employer. Employee's job description is set forth in Exhibit A attached hereto and incorporated herein.

     2. TERMS OF EMPLOYMENT. Subject to the provisions for termination hereinafter set forth the term of this Agreement and the performance of Employee's services shall be (5) years commencing October 1, 1996, unless earlier terminated as provided in Paragraph 8 hereof.

     3. COMPENSATION AND FRINGE BENEFITS. For all services rendered by Employee to Employer in any capacity, Employee shall be compensated in accordance with the terms set forth in this Section and in Exhibit B which is attached hereto and made a part hereof. Employee shall be entitled to participate in and to be covered by a profit-sharing, pension, life insurance, accident insurance, health insurance, hospitalization and any other employee benefit plan effective with respect to employees of Employer only to the extent he/she shall be eligible and qualify under the terms of such plans.

Company shall furnish Employee a late model automobile acceptable to Employee, and Company shall pay all of Employee's business related automotive expenses, specifically, but not limited to gasoline, insurance, maintenance, and repairs.

A. SPECIAL COMPENSATION. Upon a change in control of Vicom, Inc. and employee's voluntary termination or employer's involuntary termination of employee for reasons other than those defined in Section 8 hereof, employer shall pay employees special compensation.

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"A change in control" shall mean the acquisition by any corporation or group of associated persons acting in concert, excluding affiliates, if any, of Vicom, Inc. and of the date hereof, of an aggregate of more than 20 percent of the outstanding shares of voting stock of Vicom, Inc. coupled with or followed by the election as directors of Vicom, of persons who were not directors at the time of such acquisition, if such persons shall become a majority of the Board of Directors of Vicom, Inc. "Voluntary termination by employee" means that if employee determines in good faith that his/her status or responsibilities has or have diminished subsequent to a change in control, and if employee for that reason resigns from his/her employment within two years after a change in control, then employee shall be entitled to receive all the compensation and benefits listed in this Section and in Exhibit B. "Special compensation" is defined as Employer's payment to Employee immediately upon employee's written demand, of a lump sum amount equal to two and one-half times the highest annual base salary paid or payable by Employer to Employee for the three calendar years ending with the year of such termination.

4. INDEMNIFICATION. As a further consideration of accepting employment with Employer, Employer agrees to indemnify Employee in the manner and to the full extent permitted or authorized by the By-Laws of Employer.

5. AUTHORIZED EXPENSES. Employee shall incur expenses in connection with the business of the Employer only when authorized by the CEO or other executive officer of Employer. When employee is authorized to incur such expenses, the Employer will reimburse Employee for all such reasonable expenses upon presentation by Employee, of an itemized account of such expenditures. All expenses to be incurred which exceed $1,000.00 require verbal or written pre-approval by both the CEO and the CFO. Employee agrees to re-pay or reimburse the Employer, on demand, for any expenses which are disallowed as a deduction for Federal or State income tax purposes. In addition, Employer shall reimburse the Employee for Employee's travel expenses, where such travel is authorized or required by Employer.

6. CONFIDENTIAL NATURE OF EMPLOYER'S BUSINESS-NON-DISCLOSURE. Employee acknowledges that he/she may receive or contribute to the production of Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall mean information or material proprietary to Employer or designated as Confidential Information by Employer and not generally known by non-Employer personnel, of or to which the undersigned develops or of which the undersigned may obtain knowledge or access throughout as a result of the undersigned's relationship with Employer (including information conceived, originated, discovered or developed in whole or in part by the undersigned). The Confidential Information includes, but is not limited to, the following types of information and other forms of information of a similar nature (whether or not reduced to writing): discoveries, ideas, concepts, software in various stages of development, diagrams, flow charts, research, development, processes, procedures, "know-how", marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies and financial information. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as Confidential Information, whether or not owned by or developed by Employer.

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INFORMATION PUBLICLY KNOWN THAT IS GENERALLY EMPLOYED BY THE TRADE AT OR
AFTER THE TIME THE UNDERSIGNED FIRST LEARNS OF SUCH INFORMATION, OR GENERIC INFORMATION OR KNOWLEDGE WHICH THE UNDERSIGNED WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT OR WORK ELSEWHERE IN THE TRADE, SHALL NOT BE DEEMED PART OF THE CONFIDENTIAL INFORMATION. Employee further agrees:

A. To furnish Employer on demand, at any time during or after employment, a complete list of the names and addresses of all persons which Employee knows has dealt with, are dealing with or propose to deal with Employer, including present, former and potential customers and other contacts gained while in the employ of Employer, whether or not in the possession or within the knowledge of Employer. Such information may be disclosed by periodic reports to Employer during employment.

B. All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to Employer and Employee agrees to turn over all copies of such materials in Employee's control to Employer upon request or upon termination of Employee's employment with Employer.

C. That during his employment by Employer and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information for any purpose, except in the course of the undersigned's work for Employer.

D. That inventions or ideas in whole or in part conceived of or made by Employee during or after the term of his/her employment or relationship with Employer which are made through the use of Employer's equipment, facilities, trade secrets or time, or which result from any work performed by Employee for Employer, shall belong exclusively to Employer and shall be deemed a part of the Confidential Information for purposes of this Agreement. Employee hereby assigns and agrees to assign to Employer all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise.

Employee shall acknowledge and deliver to Employer without charge to Employer, (but at its expense) such written instruments and to do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary in the opinion of Employer to obtain patents or copyrights or to otherwise protect or vest entire right and title in and to the Confidential in Employer.

E. That he/she has been given a copy of and has reviewed Chapter 325C of Minnesota Statutes, known as the MINNESOTA UNIFORM TRADE SECRETS ACT (the "Act") and acknowledges that violation of the Act or of his/her agreements, covenants and representations contained in this Agreement may give rise to a cause of action in favor of Vicom against him/her for general and special damages.

7. VACATIONS. Employee shall be entitled each year to a vacation as permitted and in accordance

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with the vacation policies of Employer.

8. TERMINATION OF EMPLOYMENT. This Agreement will terminate in accordance with the following provisions:

A. Upon ninety (90) days written notice to Employee, Employer may terminate this Agreement and any benefits provided for Employee hereunder immediately upon service of written notice on Employee as follows:

(i) if Employee takes employment, in competition with Employer or in violation of this Agreement, or, (ii) is guilty of an act or acts of misconduct, dishonesty, or disloyalty against Employer.

B. Employee's voluntary termination as specifically defined in Section 3A herein.

9. DEATH OR DISABILITY DURING EMPLOYMENT. If Employee dies or becomes disabled during the term or his/her employment, Employer shall pay to the estate of Employee compensation which would otherwise be payable to Employee up to the end of the month in which his/her death occurs; and Employer shall pay to the Employee his/her full salary for a period of (90) days from the date the Board of Directors of the Company selects as the date on which the disability commenced.

10. COVENANT NOT TO COMPETE. For a period of one (1) year from the date of termination of his/her employment with Employer, for any reason whatsoever, Employee will not, directly or indirectly on his/her own behalf or as a partner, officer, employee, consultant, agent, shareholder, director or trustee of any person, fir, corporation or other entity, engage or participate in any business which competes with any business which competes with any business conducted by Employer (a "Conflicting Organization") on the date of such termination of employment in the State of or any other state where the Company may have operating entities, or call upon otherwise solicit any account of Employer, wherever they may be located, or permit his/her name to be used in connection with any such business or solicitation.

11. INDEPENDENT COVENANTS. The covenants on the part of Employee contained in Paragraphs 6 and 10 shall be construed as Agreement independent of any other provisions in this Agreement; and it is agreed that relief for any claim or case of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall be measured in damages and shall not constitute a defenses to enforcement by Employee of those covenants.

12. INJUNCTIVE RELIEF; ATTORNEYS FEES. In recognition of the irreparable harm that violation of the covenants of Paragraph 6 and 10 would cause Employer, Employee agrees that in addition to any relief afforded by law, an injunction against such violation or violations may be issued against him/her and every other person concerned hereby, it being understood by the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such violation the Employee agrees to pay the reasonable attorney's fees incurred by Employer in pursuing any of its rights with respect to such

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violation, in addition to the actual damages sustained by Employer as a result thereof.

13. NOTICES. All notices given hereunder shall be in writing and shall be personally served or sent by registered or certified mail, return receipt requested. Notices to Employer shall be given to Employer at its corporate headquarters which as of the date of this Agreement is 9449 Science Center Drive, New Hope, MN 55428. Notices to Employer or Employee shall be sent to such other address as Employer or Employee shall specify in writing to the other.

14.  MISCELLANEOUS.

A. The term "subsidiary" shall mean any corporation partnership or other business entity in which Employer has a significant financial interest, or which Employer directly or indirectly, through one or more intermediaries, officers or employee, controls, or is controlled by, or is under common control with.

B. This Agreement is the entire Agreement between the parties concerning the subject matter hereof and supersedes and replaces any existing Agreement between the parties hereto relating to the employee's employment. Employer and Employee hereby acknowledge that there are not Agreements or understandings of any nature, oral or written, regarding Employee's employment, apart from this Agreement.

C. No failure on the part of Employer to exercise, and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder by Employer preclude any other or further exercise thereof of the exercise of any other right.

D. It is further agreed and understood by the parties hereto that if any part, term or provision of this contract should be held unenforceable in the jurisdiction in which either party seeks enforcement of the contract, it shall be construed as if not containing the invalid provision or provisions, and the remaining portions or provisions shall govern the rights and obligations of the parties.

E. This contract shall be construed and enforced in accordance with the laws of the State of Minnesota.

F. This Agreement is personal in nature and cannot be assigned by Employee. The terms, conditions and covenants herein shall be binding upon the heirs and personal representatives of employee, and the successors, assigns of Employer and any subsidiary of Employer.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.



                                                VICOM, INCORPORATED
                                                By /s/ Steven Bell
                                                   -------------------------
                                                      C.F.O.



                                                EMPLOYEE

                                                /s/ Marvin Frieman
                                                ----------------------------




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                                  EXHIBIT A

                               JOB DESCRIPTION


POSITION:  Chief Executive Officer

REPORTS TO:  Board of Directors


NARRATIVE DESCRIPTION:


Ultimately responsible to supervise all department heads and manager day-to-day operations of the company.













                                  EXHIBIT B

Compensation to be reviewed annually by the company's Board of Directors but in no event shall be less than employee's annual compensation for 1995, without his consent.





               /s/ Steven Bell                      /s/ Marvin Frieman
            ---------------------------          --------------------------
                    Employer                              Employee